Exhibit 107

CALCULATION OF FILING FEE TABLES

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Ordinary Shares, no par value	Rule 457(f)(1)	5,624,997(1)(2)	N/A	$3,318,748.23	$110.20 per $1,000,000	$365.73

	Equity	Warrants to purchase Ordinary Shares	—	22,499,986(4)	N/A	N/A	N/A	—(5)

Fees previously paid								—

	Total Offering Amounts							$365.73

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$365.73

(1)

Represents the maximum number of Ordinary Shares of the Registrant that may be issued directly to (i) holders of our public warrants who tender their warrants pursuant to the Offer (as defined below) and (ii) holders of warrants who do not tender their warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined below), if approved, may receive Ordinary Shares of the Registrant in the event the Registrant exercises its right to convert the warrants into Ordinary Shares.

(2)

Pursuant to Rule 416 under the Securities Act (the “Securities Act”), the Registrant is also registering an indeterminate number of additional Ordinary Shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

This maximum aggregate offering price assumes the acquisition of 22,499,986 Warrants in exchange for Ordinary Shares. This maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) and Rule 457(c) under the Securities Act, is based on the product of (i) $0.59, the average of the high and low prices of the Warrants on November 3, 2022, as reported on the New York Stock Exchange, and (ii) 22,499,986, the maximum number of Warrants to be acquired in the Offer based on the exchange ratio of 0.25 in effect following the close of trading on the New York Stock Exchange on November 3, 2022.

(4)	Represents the maximum number of warrants that may be amended pursuant to the Warrant Amendment.
(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.